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                                                                   EXHIBIT 10.41

           AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT DATED JULY 1, 1998
                             WITH THAT T. NGO, PH.D.

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment"), is entered into as of July 1, 1998, by and between AMDL, Inc. (the "Company") and That T. Ngo, Ph.D. ("Employee"), to amend that certain Employment Agreement, executed as of October 1, 1996 ("1996 Agreement" and together with this Amendment, the "Agreement"), between the aforesaid parties.

                                 R E C I T A L S

        WHEREAS, pursuant to Section 4(a) of the 1996 Agreement, the Employee is entitled to a base salary of $18,500 per month ("Base Salary"); and

        WHEREAS, the Company and the Employee desire to amend Section 4(a) of the 1996 Agreement so as to defer one-half (1/2) of the Base Salary to be paid from a portion of equity funding proceeds;

                                A G R E E M E N T

        1. Section 4, paragraph (a) of the 1996 Agreement is hereby amended to read as follows:

               (a) Base Compensation. During the term of this Agreement, the Company agrees to pay Employee a base salary at the rate of $18,500 per month ("Base Salary"). One-half (1/2) of such Base Salary, in the amount of $9,250.00, shall be payable in accordance with the Company's practices from time to time. The payment of the remaining one-half (1/2) of the Base Salary, in the amount of $9,250.00, shall be deferred commencing on July 15, 1998, accruing interest at the rate of 8.50% per annum until the payment of such deferred Base Salary ("Deferred Salary").

               The Company agrees to pay Deferred Salary from ten percent (10%) of equity funding proceeds received in excess of $500,000.00 ("Available Equity Proceeds"). As of the date of this Amendment, the Company will agree to pay certain other deferred salary from Available Equity Proceeds. Accordingly, in the event that Available Equity Proceeds are insufficient to pay all of the outstanding deferred salary, Employee shall receive a pro rated amount of Deferred Salary consisting such amount as the Available Equity Proceeds compares to the total deferred salary intended to be paid from Available Equity Proceeds.

        2. Other than as specifically provided in this Amendment, all other provisions of the 1996 Agreement shall remain effective.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                         "COMPANY"

                                         AMDL, INC.,
                                         a Delaware corporation


                                         By: /s/ HARRY BERK
                                             -----------------------------------
                                             Harry Berk, Chief Financial Officer

                                         EMPLOYEE:


                                         By:  /s/ THAT T. NGO, PH.D.
                                         ---------------------------------------
                                                  That T. Ngo, Ph.D.


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